UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

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WESTMORELAND RESOURCE PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34815	77-0695453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 South High Street Suite 3450 Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (614) 643-0314

N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Directors.
As of January 6, 2015, the following directors were appointed to the board of directors (the "Board") of Westmoreland Resources GP, LLC, a Delaware limited liability company (the “GP”), a wholly owned subsidiary of Westmoreland Coal Company, a Delaware corporation ("Westmoreland"), and general partner of Westmoreland Resource Partners, LP (the “Company”): Keith E. Alessi, Kevin A. Paprzycki, Jennifer S. Grafton, Robert T. Clutterbuck, Keith D. Horton and Kurt D. Kost.
Keith E. Alessi was appointed to the Board of the GP as an employee director. Mr. Alessi currently serves as Chief Executive Officer and President of the GP and Chief Executive Officer of Westmoreland. Mr. Alessi will not receive compensation for services as an employee director of the Board.
Kevin A. Paprzycki was appointed to the Board of the GP as an employee director. Mr. Paprzycki currently serves as Chief Financial Officer and Treasurer of both the GP and Westmoreland. Mr. Paprzycki will not receive compensation for services as an employee director of the Board.
Jennifer S. Grafton was appointed to the Board of the GP as an employee director. Ms. Grafton currently serves as Chief Legal Officer and Secretary of the GP and Senior Vice President, Chief Administrative Officer and Secretary of Westmoreland. Ms. Grafton will not receive compensation for services as an employee director of the Board.
Robert Clutterbuck was appointed to the Board of the GP as an independent director. Mr. Clutterbuck is the managing partner and portfolio manager at Clutterbuck Capital Management LLC. Mr. Clutterbuck was Chairman of Key Capital Partners, which provided brokerage, capital markets, insurance, investment banking and asset management expertise to business and private clients nationwide. Mr. Clutterbuck was also Chief Executive Officer of McDonald Investments Inc. and was a Senior Executive Vice President of KeyCorp. In addition to serving on the McDonald Investments Board, Mr. Clutterbuck has served on numerous philanthropic boards as well as a number of advisory boards of financial institutions. Mr. Clutterbuck earned his bachelor's degree from Ohio Wesleyan University and his MBA from the University of Pennsylvania Wharton School of Business.
Keith Horton was appointed to the Board of the GP as an independent director. Mr. Horton is currently President of PVR Coal, a subsidiary of Regency Gas Partners. Previously he acted as Executive Vice President and Chief Operating Officer - Coal at PVR Partners, a publicly traded master limited partnership. Mr. Horton has an extensive background in coal operations and management, including a mine engineer position with Westmoreland Coal Company that was his first position out of college. Mr. Horton earned his bachelor's in Engineering of Mines from West Virginia University and completed the University of Virginia Darden School of Business' Executive Management Program.
Kurt Kost was appointed to the Board of the GP as an independent director. Mr. Kost has over 34 years experience in the mining industry. Mr. Kost's expertise includes coal operations and engineering; safety and process management related to operational and maintenance improvements; deploying technology in practical field applications; post-merger organization design and implementation; executive management and leadership. Mr. Kost is currently Senior Vice President with Norwest Corporation and previous to that was President at Alpha Natural Resources. Mr. Kost earned his bachelor's degree in Mining Engineering from South Dakota School of Mines and Technology and in 2004 completed Harvard Business School's Advanced Management Program.
There are no understandings or arrangements between any of the above stated directors and any other person pursuant to which any of the above stated directors were selected to serve as directors of the GP. There are no relationships between any of the above stated directors and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. At the time of this filing, none of the above stated directors have entered into any director compensation plan, contract or agreement with the Company in connection with this event that would provide for an award or grant of money or equity.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND RESOURCE PARTNERS, LP

Date: January 12, 2015	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Secretary